Exhibit 99.1

For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE COMPLETES RISK TRANSFER TRANSACTION WITH GLOBAL ATLANTIC FINANCIAL GROUP

NEW YORK, November 16, 2023 – MetLife, Inc. (NYSE: MET) today announced it has completed its risk transfer transaction with Global Atlantic Financial Group, a retirement and life insurance company. The transaction accelerates the run-off of MetLife Holdings, the company’s closed-block businesses of its former U.S. Retail segment, representing approximately $19 billion of statutory reserves.

As part of MetLife’s ongoing commitment to its customers, the company will remain as administrator and service provider for the policies to be reinsured. MetLife Investment Management will also manage a significant amount of the assets under a five-year investment management agreement.

“We are pleased to have closed this transaction, which illustrates MetLife’s capacity to execute as well as our commitment to reduce enterprise risk and deploy capital to its highest and best use,” said MetLife President and CEO Michel Khalaf.

Forward Looking and Cautionary Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “are confident,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.

Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors, including those relating to the COVID-19 pandemic, identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:

(1)

economic condition difficulties, including risks relating to public health, interest rates, credit spreads, equity, real estate, obligors and counterparties, government default, currency exchange rates, derivatives, climate change and terrorism and security;

(2)	global capital and credit market adversity;

(3)	credit facility inaccessibility;

(4)	financial strength or credit ratings downgrades;

(5)

unavailability, unaffordability, or inadequate reinsurance, including reinsurance risks that arise from reinsurers’ credit risk, and the potential shortfall or failure of risk mitigants to protect against such risks;

(6)	statutory life insurance reserve financing costs or limited market capacity;

(7)	legal, regulatory, and supervisory and enforcement policy changes;

(8)	changes in tax rates, tax laws or interpretations;

(9)	litigation and regulatory investigations;

(10)	London Interbank Offered Rate discontinuation and transition to alternative reference rates;

(11)	unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;

(12)	MetLife, Inc.’s inability to pay dividends and repurchase common stock;

(13)	MetLife, Inc.’s subsidiaries’ inability to pay dividends to MetLife, Inc.;

(14)	investment defaults, downgrades, or volatility;

(15)	investment sales or lending difficulties;

(16)	collateral or derivative-related payments;

(17)	investment valuations, allowances, or impairments changes;

(18)	claims or other results that differ from our estimates, assumptions, or models;

(19)	global political, legal, or operational risks;

(20)	business competition;

(21)	technological changes;

(22)	catastrophes;

(23)	climate changes or responses to it;

(24)	deficiencies in our closed block;

(25)	goodwill or other asset impairment, or deferred income tax asset allowance;

(26)	impairment of value of business acquired, value of distribution agreements acquired or value of customer relationships acquired;

(27)	product guarantee volatility, costs, and counterparty risks;

(28)	risk management failures;

(29)	insufficient protection from operational risks;

(30)	failure to protect confidentiality and integrity of data or other cybersecurity or disaster recovery failures;

(31)	accounting standards changes;

(32)	excessive risk-taking;

(33)	marketing and distribution difficulties;

(34)	pension and other postretirement benefit assumption changes;

(35)	inability to protect our intellectual property or avoid infringement claims;

(36)	acquisition, integration, growth, disposition, or reorganization difficulties;

(37)	Brighthouse Financial, Inc. separation risks;

(38)	MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and

(39)	legal- and corporate governance-related effects on business combinations.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Contacts

For Media:

Brian Blaser

(212) 578-2415

bblaser@metlife.com

For Investors:

John Hall

(212) 578-7888

john.a.hall@metlife.com